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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $.0001 par value, of Digital Lightwave, Inc..

         This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.



Dated:  December 20, 1999               BRYAN J. ZWAN.


                                        By:          /s/ Bryan J. Zwan
                                               -------------------------------
                                               Name: Bryan J. Zwan




Dated:  December 20, 1999               ZG NEVADA LIMITED PARTNERSHIP

                                        By:    ZG Nevada, Inc., as
                                                 General Partner

                                        By:           /s/ Bryan J. Zwan
                                               -------------------------------
                                               Name: Bryan J. Zwan
                                               Title: President




Dated:  December 20, 1999               ZG  NEVADA, INC.

                                        By:           /s/ Bryan J. Zwan
                                               -------------------------------
                                               Name: Bryan J. Zwan
                                               Title: President